UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2025, Safe and Green Development Corporation (the “Company”) entered into an Amendment (the “Amendment”) to Membership Interest Purchase Agreement, dated February 25, 2025, (the “Purchase Agreement”) with Resource Group US Holdings LLC, a Florida limited liability company (“Resource Group”), and the members of Resource Group (the “Equityholders”). The Amendment alters the consideration to be paid by the Company to the Equityholders in connection with the purchase of 100% of the membership interests of Resource Group. Pursuant to the Amendment, the purchase price for the membership interests of Resource Group was amended to be comprised of (i) $480,000 in principal amount of unsecured 6% promissory notes due on the first anniversary of the closing, (ii) the issuance of shares of the Company’s restricted common stock (the “Closing Shares”) equal to 19.99% of the Company’s outstanding shares of common stock on the date the Purchase Agreement was executed; and (iii) 1,500,000 shares of a newly designated series of non-voting Series A Convertible Preferred Stock (the “Series A Preferred Stock”) (which, subject to the approval of the Company’s stockholders and The Nasdaq Stock Market (“Nasdaq”) not objecting to the conversion and the Company continuing to meet and being eligible to meet the Nasdaq continued listing requirements after conversion), would be convertible into 9,000,000 restricted shares of the Company’s common stock). The Amendment also provides that, subject to shareholder approval, the Company will issue an aggregate of 41,182 additional shares of Company common stock to the Equityholders upon the approval of such issuance by the Company’s stockholders at the Company’s stockholders’ meeting and provided that the Company continues to meet and is eligible to meet the Nasdaq continued listing requirements.

In addition, the Amendment provides that, as soon as possible after the closing, but in any event within fifteen (15) days following the Closing Date, the Board of Directors of the Company shall be reconstituted to consist of seven directors, four of which will be current directors of the Company as designated by the Company and three of which will be directors designated by a majority in interest of the Equityholders; provided, however, that during the period between the closing and such reconstitution, the Company shall not enter into any material agreements without the prior consent of a majority in interest of the Equityholders, which consent shall not be unreasonably withheld or delayed.. Each director designated by the Equityholders must have relevant expertise and experience in business operations, finance, real estate development, or other applicable areas aligned with the Company’s goals.

The Amendment also provides that on or prior to the twelve-month anniversary of the closing, the Company will use its best efforts to have on file with and approved by the SEC (subject to certain cut backs) an effective registration statement on Form S-1 or any other allowable form providing for the resale by the Equityholders on a pro rata basis of any Company common stock issued to them in connection with the conversion of Series A Preferred Stock. The Amendment also removes certain closing conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the transaction between the Company and Resource Group and the members of Resource Group, the Company intends to file with the SEC a proxy statement for its stockholders to vote on the approval of the issuance of 41,182 shares of the Company’s common stock and the issuance of shares of the Company’s common stock upon conversion of the Series A Preferred Stock issued to the members of Resource Group at closing. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about the Company and Resource Group, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.sgdevco.com.

Participants in the Solicitation

The Company, Resource Group and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company will be set forth in the Company’s proxy statement for its 2025 annual meeting of shareholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the source indicated above.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 2, 2025, the Company completed the acquisition of Resource Group, a next-generation environmental solutions company focused on transforming organic green waste materials into engineered soil and mulch products.

In connection with the closing of the acquisition of Resource Group, the Company issued to the Equityholders an aggregate of: (i) 376,818 shares of the Company’s common stock, representing 19.99% of the Company’s issued and outstanding shares as of February 25, 2025; (ii) 1,500,000 shares of Series A Preferred Stock (which, subject to the approval of the Company’s stockholders, would be convertible into 9,000,000 restricted shares of the Company’s common stock); and (iii) $480,000 in principal amount of unsecured 6% promissory notes due on the first anniversary of the closing.

The financial statements of Resource Group and the pro forma financial information of the Company required under Item 9.01 of this report will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K related to the closing of the acquisition is required to be filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above, in connection with the closing of the acquisition of Resource Group, the Company issued to the Equityholders an aggregate of $480,000 in principal amount of unsecured 6% promissory notes due on the first anniversary of the closing.

In addition, in connection with the closing, Resource Group US LLC, a Florida limited liability company and wholly owned subsidiary of Resource Group, issued an 11.5% note in the principal amount of $1,255,000 to James Burnham, one of the founders of Resource Group, in consideration of funds previously advanced to Resource Group US LLC. The note is due upon the earlier of April 30, 2026, immediately upon a change of control, or after the occurrence of an event of default.

The foregoing description of the promissory notes issued in connection with the Resource Group acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Promissory Note and the note issued to James Burnham which is attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of Company common stock and Series A Preferred Stock issued to the Equityholders have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. Each Equityholder represented that they were an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

On June 2, 2025 the Company filed a certificate of designations for the Series A Preferred Stock with the Delaware Secretary of State (the “Series A Certificate of Designations”) which sets forth the following key terms. The following description of the Series A Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designations, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Conversion Terms. Subject to, and following, the approval by the Company’s stockholders of the issuance of Company’s common stock upon the conversion of the Series A Preferred Stock, each share of Series A Preferred Stock shall thereafter be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into six fully paid and nonassessable shares of common stock. No fractional shares of common stock will be issued upon conversion of the Series A Preferred Stock.

Rank. The Series A Preferred Stock will rank pari passu with the Company common stock with respect to payment of dividends and the consummation of any redemption.

Dividend Terms. The holders of the Series A Preferred Stock will not be entitled to receive any dividends or other distributions payable with respect to their shares.

Liquidation Preference. In the event of the liquidation, dissolution or winding-up of the Company, the holders of Series A Preferred Stock will be entitled to receive $25.00 per share of Series A Preferred Stock, plus accrued but unpaid dividends thereon, whether declared or not, before any amount is paid or any assets distributed to holders of shares of the Company ranking junior as to the return of capital to the Series A Preferred Stock. After payment to the holders of the Series A Preferred Stock of the amounts so payable to such holders will not be entitled to share in any further payment in respect of the distribution of the assets of the Company.

Voting Rights. Except as otherwise required by law, the Series A Preferred Stock will have no voting rights; provided, however, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation.

Bylaws

Effective as of May 29, 2025, the Board of Directors (the “Board”) of the Company approved an amendment (the “Bylaws Amendment”) to the quorum requirement contained in Section 3.5 of the Company’s amended and restated bylaws (the “Bylaws”) to provide that the holders of thirty-four percent (34%) of the outstanding shares of stock of the Company entitled to vote at a stockholders meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release regarding the closing of the acquisition of Resource Group. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

As a result of the acquisition of Resource Group, the Company believes that, as of the date of this Current Report, it is in compliance with NASDAQ’s stockholder’s equity requirement for continued listing, as evidenced by the pro forma balance sheet of the Company as of March 31, 2025 attached as Exhibit 99.2 to this Current Report, giving effect to the acquisition.

As previously disclosed, on August 26, 2024, the Company received a letter from Listing Qualifications Department of Nasdaq stating that the Company was not in compliance with the Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company of $2,018,263 as of June 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024, was below the minimum requirement of $2.5 million.

Pursuant to Nasdaq’s Listing Rules, we had 45 calendar days (until October 10, 2024), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). We submitted a Compliance Plan within the required time and were granted an extension of up to 180 calendar days to evidence compliance with the Rule.

On February 14, 2025, the Company received a letter from Nasdaq stating that based on the Form 8-K, as filed with the SEC on February 12, 2025, Nasdaq determined that the Company now complied with the stockholders’ equity requirement as set forth in Nasdaq Listing Rule 5550(b)(1). The letter further stated that if the Company failed to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon the filing of its next periodic report it may be subject to delisting.

The stockholders’ equity of the Company as of March 31, 2025, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025, was below the minimum requirement of $2.5 million as the Company did not close the acquisition of Resource Group when anticipated and had sold certain joint ventures in anticipation of the Resource Group acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements and unaudited interim financial statements of Resource Group required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K related to the Closing of the acquisition is required to be filed.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K related to the closing of the acquisition is required to be filed.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws
4.1	Certificate of Designations of Series A Convertible Preferred Stock
10.1	Amendment to Membership Interest Purchase Agreement
10.2	Form of Promissory Note
10.3	Note issued to James Burnham
99.1	Press Release dated June 3, 2025
99.2	Pro Forma Balance Sheet
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: June 4, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer